BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: April 8, 2022 09:41 AM Pacific Time

Incorporation Number: **BC1109261**

Recognition Date and Time: Incorporated on March 1, 2017 09:50 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

SEKUR PRIVATE DATA LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:
#704 - 595 HOWE STREET, BOX 35
VANCOUVER BC V6C 2T5
CANADA

Delivery Address:
#704 - 595 HOWE STREET
VANCOUVER BC V6C 2T5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
#704 - 595 HOWE STREET, BOX 35
VANCOUVER BC V6C 2T5
CANADA

Delivery Address:
#704 - 595 HOWE STREET
VANCOUVER BC V6C 2T5
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
SJOMAN, HENRY

Mailing Address:	Delivery Address:
VIA CORTIVO 22C CH-6976 CASTAGNOLA SWITZERLAND	VIA CORTIVO 22C CH-6976 CASTAGNOLA SWITZERLAND

Last Name, First Name, Middle Name:
Assar, Amir

Mailing Address:	Delivery Address:
APT 907 - 1333 JONES STREET SAN FRANCISCO CA 94109 UNITED STATES	APT 907 - 1333 JONES STREET SAN FRANCISCO CA 94109 UNITED STATES

Last Name, First Name, Middle Name:
Ghiai, Alain

Mailing Address:	Delivery Address:
MNP TOWER 900-1021 WEST HASTINGS STREET VANCOUVER BC V6E 0C3 CANADA	MNP TOWER 900-1021 WEST HASTINGS STREET VANCOUVER BC V6E 0C3 CANADA

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

March 2, 2017

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached
2.	No Maximum	Preferred Shares	Without Par Value With Special Rights or Restrictions attached